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                                                                    EXHIBIT 23.2

                       Consent of Walpert and Wolpoff, LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 3, 2001 (except Note 3 and Note 14, as to which the date is March 10, 2003) in the Registration Statement (Form S-1 No. 333-_______) and related Prospectus of Avatech Solutions, Inc. and subsidiaries for the registration of 2,320,247 shares of its common stock.

                           /s/ Walpert & Wolpoff, LLP

Baltimore, Maryland
March 21, 2003

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